Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC

Cardiff, United Kingdom

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated June 15, 2020, relating to the consolidated financial statements of Midatech Pharma PLC which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

March 8, 2023